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                                                                  EXHIBIT 10.10b

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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     For good and valuable consideration, the receipt of which is hereby acknowledged, that EMPLOYMENT AGREEMENT made as of the 30th day of September, 1996, by and between THE WISER OIL COMPANY, a Delaware corporation (the "Company"), and KENT E. JOHNSON ("Employee") (as amended, the "Agreement") is hereby amended in the following respects only:

     FIRST:  Effective as of the date of this Amendment, Employee hereby resigns
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as Vice President of Exploration of the Company, but the Company hereby agrees to continue Employee in its employ as an executive employee for the period set forth in Section 1.02 and upon the other terms and conditions of the Agreement. During the remainder of the term of Employee's employment under the Agreement, Employee shall serve as a business consultant to the Company for the purpose of rendering to it such general advice and assistance as the Board of Directors of the Company or the Chief Executive Officer of the Company may reasonably request from time to time in connection with matters within the responsibility of a person serving as a Vice President of Exploration of the Company. During the remainder of his employment term, Employee shall devote such portion of his business time, skill and attention as shall reasonably be required for the performance by him of the services contemplated hereby; provided, however, that it is specifically understood and agreed by the Company and Employee that Employee may perform such services at locations convenient to him, unless the nature of the services reasonably requires his presence at the Company's offices.

     SECOND:  The second sentence of Section 3.02 of the Agreement is
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hereby amended by deleting from such sentence the words "full time".

     THIRD:  Section 1.04 of the Agreement is hereby amended by restating the
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first sentence thereof in its entirety to read as follows:
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               At all times during the term of Employee's employment hereunder,
          Employee shall: (a) be covered by such major medical or health benefit plans and savings and retirement plans as are available generally to other executive employees of the Company; (b) receive reimbursement for all properly substantiated business expenses; and
          (c) be entitled to paid vacation each year and such holidays and sick days as are available to other executive employees of the Company.

     FOURTH:  Section 1.05 of the Agreement is hereby amended by restating
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subsection (a) thereof in its entirety to read as follows:

          (a) If Employee's employment with the Company is terminated by the Company or by Employee for any reason (other than by the Company for Cause or by reason of the death of Employee) within twelve months following a Change of Control of the Company, Employee shall be paid, within 30 days following such termination, an amount in cash equal to the sum of (i) Employee's Base Salary at the time of his termination of employment multiplied by three, (ii) the amount equal to the premium cost or other amount paid by the Company during the one-year period preceding Employee's termination of employment to provide Employee with (A) life, health and disability insurance benefits, and (B) the use of an automobile for such year, and (iii) the amount of the additional payment, if any, determined pursuant to Section 1.06; provided, however, that the amount payable to Employee under clause (i) of this Section 1.05(a) shall be payable to Employee if and only if such Change of Control occurred, or the Company entered into the definitive agreement providing for such Change of Control, prior to February 1, 1999. The rights and remedies of Employee arising out of or otherwise in respect of a termination by the Company of Employee's employment hereunder other than pursuant to Sections 2.01 and 2.03 within 12 months following a Change of Control shall in no way be limited by the fact that, in connection with such termination of employment, the proviso contained in the immediately preceding sentence shall operate to deny Employee the amount otherwise payable to him under clause (i) of such sentence.

     FIFTH:  Section 1.05(b) is hereby amended to add a new paragraph (6) to the
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end thereof to read as follows:

          (6) "Cause" shall mean a termination of Employee's employment pursuant to Section 2.03 for actual fraud or embezzlement by Employee in respect of the Company or its subsidiaries.

     SIXTH:  Section 2.01 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:


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          Upon delivery to Employee of such notice, together with payment of any
     Base Salary accrued to the date of termination under Section 1.03 hereof, Employee's employment and all obligations of the Company under Article I hereof (other than its obligations, if any, under Sections 1.05 and 1.06) shall forthwith terminate.

     SEVENTH:  Section 2.03 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:

          Upon such termination, Employee shall be entitled to any Base Salary accrued under Section 1.03 hereof, and all of the Company's obligations under Article I hereof (other than its obligations, if any, under Sections
     1.05 and 1.06) shall forthwith terminate.

     IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the 1st day of January, 1999.



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                                       KENT E. JOHNSON



                                       THE WISER OIL COMPANY



                                       By
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                                       Name:
                                            -----------------------------------
                                       Title:
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